                                                                    EXHIBIT 10.2

                        INSURANCE AND INDEMNITY AGREEMENT
                            Dated as of July 28, 2005

                       FINANCIAL SECURITY ASSURANCE INC.,
                                   as Insurer,

                   TRIAD AUTOMOBILE RECEIVABLES TRUST 2005-B,
                                   as Issuer,

                          TRIAD FINANCIAL CORPORATION,
                             as Seller and Servicer,

                      TRIAD FINANCIAL SPECIAL PURPOSE LLC,
                                  as Depositor,

                                       and

                            JPMORGAN CHASE BANK, N.A.
                              as Indenture Trustee

                    Triad Automobile Receivables Trust 2005-B
                           Class A Asset Backed Notes

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                                TABLE OF CONTENTS

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                                ARTICLE I

                               DEFINITIONS

Section 1.1     Defined Terms....................................................   1
Section 1.2     Other Definitional Provisions....................................  10

                               ARTICLE II

               REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1     Representations and Warranties of the Seller and Servicer........  10
Section 2.2     Affirmative Covenants of Seller and Servicer.....................  11
Section 2.3     Negative Covenants of the Seller and Servicer....................  15
Section 2.4     Representations and Warranties of the Insurer....................  15
Section 2.5     Representations and Warranties of the Depositor and the Issuer...  16
Section 2.6     Affirmative Covenants of the Depositor and the Issuer............  17
Section 2.7     Negative Covenants of the Depositor and the Issuer...............  21

                               ARTICLE III

                      THE FSA POLICY; REIMBURSEMENT

Section 3.1     Issuance of the FSA Policy.......................................  22
Section 3.2     Payment of Fees and Premium......................................  23
Section 3.3     Reimbursement Obligation.........................................  24
Section 3.4     Indemnification..................................................  25
Section 3.5     Payment Procedure................................................  28
Section 3.6     Subrogation......................................................  28

                               ARTICLE IV

                           FURTHER AGREEMENTS

Section 4.1     Effective Date; Term of the Insurance Agreement..................  28
Section 4.2     Further Assurances and Corrective Instruments....................  29
Section 4.3     Obligations Absolute.............................................  29
Section 4.4     Assignments; Reinsurance; Third-Party Rights.....................  31
Section 4.5     Liability of the Insurer.........................................  31
Section 4.6     Consent to Corporate Changes of Triad............................  32
Section 4.7     Rights and Remedies..............................................  32
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                                ARTICLE V

                          DEFAULTS AND REMEDIES

Section 5.1     Defaults........................................................            33
Section 5.2     Remedies; No Remedy Exclusive...................................            34
Section 5.3     Waivers.........................................................            34

                               ARTICLE VI

                              MISCELLANEOUS

Section 6.1     Amendments, Etc.................................................            35
Section 6.2     Notices.........................................................            35
Section 6.3     Severability....................................................            36
Section 6.4     Governing Law...................................................            37
Section 6.5     Consent to Jurisdiction.........................................            37
Section 6.6     Consent of the Insurer..........................................            38
Section 6.7     Counterparts....................................................            38
Section 6.8     Headings........................................................            38
Section 6.9     Trial by Jury Waived............................................            38
Section 6.10    Limited Liability...............................................            38
Section 6.11    Entire Agreement: Facsimile Signatures..........................            38
Section 6.12    Indenture Trustee...............................................            38
Section 6.13    Third-Party Beneficiary.........................................            39
Section 6.14    No Proceedings..................................................            39
Section 6.15    Limitation of Owner Trustee Liability...........................            39

EXHIBITS

EXHIBIT A Triad Automobile Receivables Trust 2005-B Consolidated
                Tangible Net Worth Calculation Pro-forma as of [    ], [2005]...           A-1

EXHIBIT B Triad Automobile Receivables Trust 2005-B Consolidated
                Tangible Net Worth Calculation as of [     ], [2005] ...........           B-1

EXHIBIT C Triad Automobile Receivables Trust 2005-B Tangible Net Worth Floor....           C-1

SCHEDULES

SCHEDULE A .....................................................................  Schedule A-1

SCHEDULE B .....................................................................  Schedule B-1

SCHEDULE C .....................................................................  Schedule C-1

SCHEDULE D .....................................................................  Schedule D-1
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            INSURANCE AND INDEMNITY AGREEMENT (as it may be amended, modified or supplemented from time to time, this "Insurance Agreement"), dated as of July
28, 2005, by and among FINANCIAL SECURITY ASSURANCE INC., as Insurer (the
"Insurer"), TRIAD AUTOMOBILE RECEIVABLES TRUST 2005-B, as Issuer (the "Issuer"),
TRIAD FINANCIAL CORPORATION ("Triad"), as Seller and Servicer (the "Seller" and
the "Servicer", respectively), TRIAD FINANCIAL SPECIAL PURPOSE LLC, as Depositor
(the "Depositor") and JPMORGAN CHASE BANK, N.A. as Indenture Trustee (the
"Indenture Trustee").

                             PRELIMINARY STATEMENTS

            A. The Indenture, dated as of July 28, 2005, by and between the Issuer and the Indenture Trustee (the "Indenture"), provides for, among other things, the issuance of the Triad Automobile Receivables Trust 2005-B Class A Asset Backed Notes.

            B. The parties hereto desire that the Insurer issue the FSA Policy to the Indenture Trustee for the benefit of the Holders and to, among other things, specify the conditions precedent thereto, the premium in respect thereof and the indemnity, reimbursement, reporting and other obligations of the parties hereto other than the Insurer in consideration thereof.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Defined Terms. Capitalized terms used in this Insurance Agreement shall have the meanings set forth below. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the FSA Policy or, if not defined therein, in the Indenture or, if not defined therein, in the Sale and Servicing Agreement, or, if not defined therein, in the Purchase Agreement, each as described below.

            "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Certificate" means the trust certificate evidencing the beneficial interest of the Certificateholder in the Trust.

            "Charter Documents" means, with respect to any Transaction Party, such entity's organizational documents, including its trust agreement, certificate of trust, memorandum of

                                  Schedule D-1
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association, articles of organization, certificate or articles of incorporation, by-laws and/or operating agreement.

            "Class A Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

            "Class A-1 Notes" means the Class A-1 3.604% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

            "Class A-2 Notes" means the Class A-2 4.11% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

            "Class A-3 Notes" means the Class A-3 4.28% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

            "Class A-4 Notes" means the Class A-4 4.42% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

            "Closing Date" means July 28, 2005.

            "Collection Period" means, (i) with respect to the first Distribution Date, the period beginning on the close of business on June 30, 2005 and ending on the close of business on July 31, 2005, and (ii) with respect to each subsequent Distribution Date, the period beginning on the opening of business on the first day of the immediately preceding calendar month and ending on the close of business on the last day of the immediately preceding calendar month. Any amount stated "as of the close of business on the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions.

            "Consolidated Tangible Net Worth" means, at any date, the consolidated Stockholders' Equity of an entity and its consolidated subsidiaries less their consolidated Intangible Assets, all determined as of such date, and calculated in accordance with the example set forth as Exhibit A. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from mark-to-market adjustments for foreign currency or derivative contract positions and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to April 28, 2005 in the book value of any asset owned by an entity or a consolidated subsidiary, and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill added to balance sheet subsequent to April 28, 2005, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items. Intangible Assets shall not include any residual interest in any sales of receivables or securitization, or any certificate or instrument representing such residual interest, the values of which, calculated in accordance with GAAP, shall be included in Stockholders' Equity. For purposes of this definition "Stockholders' Equity" shall include GAAP retained earnings and any equity securities such as common stock or common stock equivalents, including, but not limited to, any non-coupon bearing instruments (other than in a liquidation preference) such as preferred stock, convertible stock or convertible preferred stock of Triad or its Successor. In addition, any coupon bearing stock equivalent (cash,

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Pay-In-Kind security or combination thereof), preferred or otherwise, will receive equity treatment (not to exceed 30% of total consolidated Stockholders' Equity) so long as such instrument provides for the ability to defer cash coupon payments for a period not to exceed five years and the holder thereof is not entitled to commence bankruptcy, insolvency or similar proceedings against Triad or its Successor. In the event of any dispute among the parties, or any of them, regarding the calculation of Consolidated Tangible Net Worth or the valuation of any assets included in such calculation, which cannot be resolved by such parties, in good faith, within thirty (30) days of all relevant requested information being supplied, the disputing parties shall, within ten (10) Business Days, agree on a third party (such as an accounting or investment banking firm) to furnish the results of such calculation within thirty (30) days, such conclusion to be final and binding on the parties. Notwithstanding any provision in this Agreement to the contrary, if the valuation or other calculation made by such third party is 10% or more higher than the number put forth by the party promoting the lower valuation or other calculation, then the party promoting the lower valuation shall pay the costs of the third party, provided that, notwithstanding the foregoing, if the valuation or other calculation made by such third party is 10% or more higher than the number put forth by the party promoting the lower valuation or other calculation and is still less than the greater of (x) 7.25% of such entity's Total Assets and (y) Tangible Net Worth Floor, then the party promoting such lower valuation shall not be required to pay the costs of the third party. If the valuation or other calculation by such third party is 10% or more lower than the number put forth by the party promoting the higher valuation, then that party shall pay the costs of the third party, even in the circumstance where such calculation results in a valuation or other calculation greater than the greater of (x) 7.25% of such entity's Total Assets and (y) Tangible Net Worth Floor. In all other cases, the costs of the third party shall be shared equally by the disputing parties.

            "Cram Down Loss" means, for any Receivable (other than a Purchased Receivable or a Liquidated Receivable), if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the Receivable or otherwise modifying or restructuring the scheduled payments to be made on the Receivable, an amount equal to the excess of the Receivable's Principal Balance immediately prior to the order over the Receivable's Principal Balance as reduced.

            "Cumulative Net Loss Ratio" means the ratio, expressed as a percentage, computed by dividing: (a) the Cumulative Net Losses by (b) the Original Pool Balance.

            "Cumulative Net Losses" means the aggregate principal balance of all Net Liquidation Losses for each Collection Period from the Closing Date to and including the then-current Collection Period.

            "Cut-off Date" means June 30, 2005.

            "Deemed Cured" means, as of a Determination Date, that no Spread Cap Event shall have occurred and be continuing as of such Determination Date and with respect to the two consecutively preceding Determination Dates.

            "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

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            "Delinquency Rate" means, with respect to any Determination Date, a fraction, expressed as a percentage, (a) the numerator of which is equal to the aggregate Principal Balance of all Receivables, other than Liquidated Receivables, for which all or more than 10% of a Scheduled Receivables Payment was 60 or more days delinquent as of the last day of the related Collection Period and (b) the denominator of which is equal to the Aggregate Principal Balance as of the last day of the related Collection Period.

            "Depositor" has the meaning specified in the initial paragraph hereof.

            "Determination Date" means, with respect to any Collection Period, the 3rd Business Day preceding the Distribution Date in the next Collection Period.

            "Distribution Date" means, with respect to each Collection Period, the 12th day of the following Collection Period, of, if such day is not a Business Day, the immediately following Business Day, commencing August 12, 2005.

            "Event of Default" has the meaning specified in Section 5.1 hereof

            "Fee Letter" means that certain letter agreement dated as of the date hereof between the Issuer and the Insurer and acknowledged by the Indenture Trustee setting forth certain fees and other matters referred to herein, as the same may be amended or supplemented from time to time in accordance therewith and with this Insurance Agreement.

            "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

            "FSA" means Financial Security Assurance Inc., a New York financial guaranty insurance company.

            "FSA Policy" means the Financial Guaranty Insurance Policy No. 51664-N dated July 28, 2005, including any endorsements thereto, issued by the Insurer to the Indenture Trustee with respect to the Class A Notes, for the benefit of the Holders.

            "Holder" has the meaning given thereto in the FSA Policy.

            "Indemnified Party" has the meaning specified in Section 3.4 hereof.

            "Indemnifying Party" has the meaning specified in Section 3.4 hereof.

            "Indenture" means the Indenture dated as of July 28, 2005 between the Issuer and JPMorgan Chase Bank, N.A. as Indenture Trustee, as the same may be amended or supplemented from time to time.

            "Information" has the meaning specified in Section 2.1(c) hereof.

            "Insolvency Proceeding" means any proceeding by or against any person under any applicable reorganization, bankruptcy, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or any proceeding in which a receiver, liquidator, conservator,

                                       4
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trustee or similar official shall have been, or may be, appointed or requested for a person or any of its assets.

            "Insurance Agreement" has the meaning given such term in the initial paragraph hereof.

            "Insurance Agreement Repurchase Event" means, with respect to any Collection Period following six (6) months from the Closing Date, the repurchase of more than five (5) Receivables.

            "Insurer" means FSA and any successor thereto, as issuer of the FSA Policy.

            "Insurer Information" means the information furnished by the Insurer in writing expressly for use in the Offering Document and is limited to the information included under the headings "The Insurer" and "The Policy" in the Prospectus Supplement dated July 19, 2005.

            "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

            "Late Payment Rate" means the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Class A Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

            "Liquidated Receivable" means, with respect to any Collection Period, any Receivable with respect to which any of the following has occurred:
(i) 10% or more of any Scheduled Receivable Payment is 120 days or more past due, except Receivables with respect to which the related Financed Vehicles have been repossessed within such 120 days; (ii) the earlier of (A) 90 days have elapsed since the Servicer repossessed the Financed Vehicle and (B) the sale of the related Financed Vehicle; or (iii) the Servicer has determined in good faith that all amounts it expects to be recovered have been received.

            "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations or assets of the Issuer (considered separately) or the Issuer, the Seller, the Servicer and the Depositor (taken as a whole), (b) the ability of any Triad Party to perform its obligations under any Transaction Document to which it is a party, (c) the validity, enforceability of, or collectibility of, amounts payable by any Triad Party under any Transaction Document to which it is a party, (d) the status, existence, perfection or priority of the interest of the Issuer or of the Indenture Trustee in the Trust Estate, (e) the validity, enforceability or collectibility of all or any portion of the Trust Estate with an aggregate value of at least $500,000 or (f) the ability of the Insurer to monitor the performance of the Receivables and compliance of the Triad Parties with the Transaction Documents unless such impediment results from an action or omission on the part of the Insurer.

                                       5
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            "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

            "Net Liquidation Losses" means, with respect to any Determination Date, the amount, if any, by which (a) the sum of (i) the Principal Balance of all Receivables which became Liquidated Receivables during the related Collection Period, and (ii) the aggregate of all Cram Down Losses that occurred during such Collection Period, exceeds (b) the Net Liquidation Proceeds received during the related Collection Period in respect of all Liquidated Receivables.

            "Net Liquidation Proceeds" means, with respect to a Liquidated Receivable, (1) proceeds from the disposition of the underlying Financed Vehicle; plus (2) any related insurance proceeds; plus (3) other monies received from the Obligor that are allocable to principal and interest due under the Receivable, minus (4) the Servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the Obligor by law.

            "Net Loss Rate" means, with respect to a Collection Period, the fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the Net Liquidation Losses for such Collection Period and the denominator of which is the Aggregate Principal Balance as of the first day of such Collection Period.

            "Obligor" on a Receivable means the purchaser or co-purchaser(s) of the Financed Vehicle and any other Person who owes payments under the Receivable.

            "Offering Document" means, taken together, the Preliminary Prospectus Supplement, dated July 18, 2005, the Preliminary Prospectus, dated July 18, 2005 the Prospectus Supplement, dated July 19, 2005 (the "Prospectus Supplement"), and the Prospectus, dated July 18, 2005, of the Issuer, in respect of the offering and sales of the Class A Notes, any amendment or supplement thereto, and any other offering document in respect of the Class A Notes that makes reference to the FSA Policy.

            "Overcollateralization" means an amount equal to the difference between (i) the total aggregate amount of the outstanding balances of all previous, current and future receivables sold by Triad or its Successor that are not recognized for accounting purposes on a GAAP balance sheet of Triad or its Successor, less (ii) the total aggregate amount of outstanding balances of all "AAA" rated insured securities and securities rated "BBB" or above issued for a senior subordinate asset backed securitization transaction previously, currently or hereafter issued by Triad or its Successor, that are not recognized for accounting purposes on a GAAP balance sheet of Triad or its Successor.

            "Person" means an individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

            "Premium" means the premium payable in accordance with the Fee
Letter.

            "Principal Balance" means, for any Receivable as of any date of determination, (i) the Amount Financed; minus (ii) the sum of (a) that portion of all amounts received on or prior to

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that date and allocable to principal according to the Receivable's terms, and
(b) any Cram Down Losses for the Receivable accounted for as of that date.

            "Purchase Agreement" means the Purchase Agreement dated as of July 28, 2005 between Triad Financial Special Purpose LLC and Triad, as the same may be amended or supplemented from time to time.

            "Purchased Receivable" means, with respect to any Collection Period, a Receivable purchased as of the close of business on the last day of the Collection Period by Triad or the servicer, as long as JPMorgan Chase Bank, N.A. is not acting as servicer, as the result of a breach of a covenant or as an exercise of its optional redemption right.

            "Rating Agencies" means Moody's and S&P.

            "Receivables" means each motor vehicle retail installment sale contract, installment loan contract or note and security agreement listed on the Schedule of Receivables attached as an Exhibit to the Sale and Servicing Agreement.

            "Reimbursement Amount" means, as of any Distribution Date, the sum of (x)(i) all Scheduled Payments (as defined in the FSA Policy) and all Insurer Optional Deposits paid by FSA, but for which FSA has not been reimbursed prior to such Distribution Date pursuant to Section 3.3 of this Insurance Agreement,
Section 5.6 of the Indenture and Section 5.7 of the Sale and Servicing Agreement, plus (ii) interest accrued on such Scheduled Payments and Insurer Optional Deposits not previously repaid calculated at the Late Payment Rate from the date the Indenture Trustee, or any other Person at its direction, received the related payments or the date such payments were made, and (y) without duplication (i) any amounts then due and owing to FSA under this Insurance Agreement, the Indenture or the Sale and Servicing Agreement, as certified to the Indenture Trustee by FSA plus (ii) interest on such amounts at the Late Payment Rate.

            "Responsible Officer" means any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the relevant Transaction Party responsible for the performance of such Transaction Party's obligations under the Transaction Documents and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of July 28, 2005, among the Issuer, the Depositor, Triad, as Servicer and Custodian, the Indenture Trustee and the Backup Servicer, as the same may be amended or supplemented from time to time.

            "Scheduled Receivables Payment" means, with respect to any Collection Period for any Receivable, the amount set forth in the Receivable as required to be paid by the Obligor in the Collection Period. If, after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period is modified so as to differ from the amount specified in the Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or
(iii) modifications or extensions of the Receivable permitted by Section 4.2(b) of the Sale and Servicing Agreement, the

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Scheduled Receivables Payment with respect to such Collection Period will refer to the Obligor's payment obligation with respect to the Collection Period as so modified.

            "Schedule of Receivables" means the schedule of all motor vehicle retail installment sale contracts, installment loan contracts and note and security agreements originally held as part of the Trust which is attached as a Schedule to the Sale and Servicing Agreement.

            "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations promulgated thereunder, as amended from time to time.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations promulgated thereunder, as amended from time to time.

            "Seller" has the meaning specified in the initial paragraph hereof.

            "Servicer" has the meaning specified in the recitals hereof.

            "Servicer Termination Event" has the meaning specified in Section
9.1 of the Sale and Servicing Agreement.

            "Servicing Policy and Procedures" means the policies and procedures set forth on Schedule C to the Sale and Servicing Agreement, and any amendments thereto.

            "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

            "Spread Cap Event" means, with respect to any Determination Date, the occurrence of any of the following:

            (a) the Delinquency Rate with respect to such Determination Date shall exceed the rate provided for the related Collection Period as set forth in Schedule A; or

            (b) the Cumulative Net Loss Ratio with respect to such Determination Date shall exceed the rate provided for the related Collection Period as set forth in Schedule B;

provided that if the Spread Cap Event is Deemed Cured as of such Determination Date, there shall be no Spread Cap Event on such Determination Date.

            "Successor" means, following the merger or a consolidation of Triad with any other Person, or the conveyance, transfer or lease by Triad of all or substantially all of its assets to another Person, or Triad's permitting any other Person to become the successor to Triad's business, in each case, such other Person.

            "Tangible Net Worth Floor" means, with respect to Triad, the calculation set forth in Exhibit C attached hereto.

            "Total Assets" means, as of any date, the GAAP assets of Triad, including any sold receivables not recognized for accounting purposes on a GAAP balance sheet but serviced by Triad, less Overcollateralization, and excluding Intangible Assets (as that term is defined in the definition of Consolidated Tangible Net Worth).

            "Transaction" means the transactions contemplated by the Transaction Documents.

            "Transaction Documents" means this Agreement, the Underwriting Agreement, the Sale and Servicing Agreement, the Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Indenture and all other documents and certificates delivered in connection therewith except for the FSA Policy.

            "Transaction Parties" means the Triad Parties and the Indenture Trustee.

            "Triad" has the meaning specified in the recitals hereof.

            "Triad Party" means any of the Issuer, Triad, the Servicer, the Depositor and the Holder of the Residual Certificate (collectively, the "Triad Parties").

            "Trigger Event" means, with respect to any Determination Date, the occurrence of any of the following:

            (a) the Delinquency Rate with respect to such Determination Date shall exceed the rate provided for the related Collection Period, as set forth in Schedule C;

            (b) the Cumulative Net Loss Ratio with respect to such Determination Date shall exceed the rate provided for the related Collection Period, as set forth in Schedule D; or

            (c) the Consolidated Tangible Net Worth of Triad, or its Successor, is less than the greater of (x) 7.25% of its Total Assets and (y) the Tangible Net Worth Floor, as set forth in Exhibit C.

            "Trust Agreement" means the Trust Agreement dated as of July 12, 2005 among Triad, as Administrator, the Depositor and the Owner Trustee, as amended and restated as of July 28, 2005 as the same may be amended and supplemented from time to time.

            "Underwriter Information" means the information furnished by any Underwriter in writing expressly for use in the Offering Document and included in the third, fourth, sixth, seventh, eighth or ninth paragraphs under the heading "Underwriting" in the Prospectus Supplement.

            "Underwriters" shall mean Citigroup Global Markets Inc. and Goldman, Sachs & Co. as representatives of the several underwriters named in the Underwriting Agreement.

            "Underwriting Agreement" means the Underwriting Agreement, dated July 19, 2005 among the Underwriters and the Depositor with respect to the offer and sale of the Class A Notes, as amended, modified or supplemented from time to time.

            Section 1.2 Other Definitional Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Insurance Agreement shall refer to this Insurance Agreement as a whole and not to any particular provision of this Insurance Agreement, and Section, subsection, Schedule and Exhibit references are to this Insurance Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." Where a representation, warranty or covenant herein begins with the words "as to a Person only," such representation, warranty or covenant is given by and as to such Person only.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

            Section 2.1 Representations and Warranties of the Seller and Servicer. Triad hereby makes, to and for the benefit of the Insurer, each of the representations and warranties made by it in each of the Transaction Documents to which it is a party, including Section 3.1 of the Purchase Agreement and Sections 4.6 and 8.1 of the Sale and Servicing Agreement. Such representations and warranties are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of the last sentence of Section 6.1 hereof. In addition, Triad represents and warrants as of the Closing Date as follows:

            (a) The offer and sale of the Class A Notes by the Issuer comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws and, without limiting the generality of the foregoing, the Offering Document (other than the Underwriter Information and the Insurer Information) does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (b) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; the Issuer is not required to be registered as an "investment company" under the Investment Company Act; and neither the offer nor the sale of the Class A Notes by the Issuer will be in violation of the Securities Act or any other federal or state securities law. Triad shall satisfy any of the information reporting requirements of the Securities Exchange Act arising out of the Transaction to which it, the Depositor or the Issuer is subject.

            (c) Neither the Transaction Documents nor any other information relating to the Receivables, the Other Conveyed Property or any other asset in the Trust Estate, the operations or financial condition of any of the Triad Parties (collectively, the "Information"), as amended, supplemented or superseded, furnished to the Insurer by such Triad Party contains any statement of a material fact which was untrue or misleading in any material respect when made.

None of the Triad Parties has any knowledge of any circumstances that could reasonably be expected to have a Material Adverse Effect. Since the furnishing of the Information, there has been no change nor any development or event involving a prospective change known to any of the Triad Parties that would render any of the Transaction Documents untrue or misleading in any material respect.

            Section 2.2 Affirmative Covenants of Seller and Servicer. Triad hereby makes, to and for the benefit of the Insurer, all of the covenants made by it in the Transaction Documents to which it is a party, including Section 4.5 of the Purchase Agreement and Section 4.6 of the Sale and Servicing Agreement. Such covenants are hereby incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of the last sentence of Section 6.1. In addition, Triad hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

            (a) Compliance with Agreements and Applicable Laws. It shall comply with the terms and conditions of and perform its obligations under the Transaction Documents to which it is a party and shall comply with any law, rule or regulation applicable to it, except where the failure to comply with any such law, rule or regulation is not reasonably likely to have a Material Adverse Effect.

            (b) Existence. Except as otherwise expressly provided by the Transaction Documents, it shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of the place of its organization and duly qualified and duly authorized thereunder. Additionally, it shall conduct its business in accordance with the terms of its Charter Documents and shall maintain all licenses, permits, charters and registrations, except for any such license, permit, charter or registration the failure of which to maintain is not reasonably likely to have a Material Adverse Effect.

            (c) Notice of Material Events. It shall promptly (and, with respect to item (ii) below, in any event not later than two (2) Business Days, and, with respect to all other items not later than five (5) Business Days) following receipt of actual knowledge by a Responsible Officer thereof inform the Insurer in writing of the occurrence of any of the following:

            (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation, or disciplinary proceeding by or against it that would be reasonably likely to have a Material Adverse Effect or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding that would be reasonably likely to have a Material Adverse Effect;

            (ii) the occurrence of any Event of Default hereunder, any Default or Event of Default under the Indenture, any Servicer Termination Event, any Trigger Event or any Spread Cap Event;

            (iii) the commencement of any Insolvency Proceeding against any Transaction Party;

            (iv)  any Person becoming a Successor; and

            (v) the receipt of written notice that (a) any license, permit, charter, registration or approval necessary and material for the conduct of its business is to be, or may be, suspended or revoked and such suspension or revocation would be reasonably likely to have a Material Adverse Effect or (b) it is to cease and desist any practice, procedure or policy employed by it in the conduct of its business, and such cessation would be reasonably likely to have a Material Adverse Effect.

            (d) Notice of Change. It shall give the Insurer not less than thirty (30) days' prior written notice of any proposed change in its name, principal place of business or jurisdiction of organization.

            (e) Access to Records; Discussions with Officers and Accountants. As long as upon reasonable prior written notice of the Insurer, at any time, it shall permit the Insurer or its authorized agents:

            (i) to inspect its books and its records as they may relate to the Transaction, the Receivables, the Other Conveyed Property or any other assets in the Trust Estate, as the case may be, or its obligations under the Transaction Documents;

            (ii) to discuss its affairs, finances and accounts with its principal executive officer and its principal financial officer; and

            (iii) to discuss its affairs, finances and accounts with its independent accountants, provided that one of its officers shall have the right to be present during such discussions.

            Such inspections and discussions shall be conducted during normal business hours at Triad's cost and expense and shall not unreasonably disrupt the business of the Seller or the Servicer. Absent an Event of Default hereunder, any Default or Event of Default under the Indenture, a Servicer Termination Event, a Trigger Event or an Insurance Agreement Repurchase Event, the Insurer shall not conduct such inspections or discussions more often than annually, unless otherwise mutually agreed by the Insurer and Triad. If, however, an Event of Default hereunder or under the Indenture, a Servicer Termination Event, a Trigger Event, a Spread Cap Event or an Insurance Agreement Repurchase Event has occurred and is continuing, the Insurer may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate. Without limiting the foregoing, upon the occurrence of a Trigger Event an Event of Default hereunder or under the Indenture, a Servicer Termination Event, a Spread Cap Event or an Insurance Agreement Repurchase Event, Triad shall make its principal officers available to discuss the Transaction with representatives of the Insurer within 15 days of receipt by Triad of such a request from the Insurer.

            (f) Closing Documents. It shall provide or cause to be provided to the Insurer an executed original copy of each Transaction Document executed by it in connection with the closing of the Transaction within thirty (30) days of the Closing Date.

            (g) Field Examination by Independent Public Accountants. Upon reasonable prior written notice of the Insurer at any time, it shall permit independent public accountants designated by the Insurer, from time to time to conduct a field examination(s), and in connection therewith shall permit such independent public accountants without limitation:

            (i) to inspect its books and records as they may relate to the Transaction, the Receivables, the Other Conveyed Property or any other assets in the Trust Estate, as the case may be, or its obligations under the Transaction Documents;

            (ii) to discuss its affairs, finances and accounts with its principal executive officer and its principal financial officer; and

            (iii) to discuss its affairs, finances and accounts with its independent accountants, provided that one of its officers shall have the right to be present during such discussions.

            Such inspections and discussions shall be conducted during normal business hours at Triad's cost and expense and shall not unreasonably disrupt the business of the Seller or the Servicer. Absent an Event of Default hereunder or under the Indenture, a Servicer Termination Event, a Trigger Event, a Spread Cap Event or an Insurance Agreement Repurchase Event, the Insurer shall not conduct such inspections and discussion more often than annually, unless otherwise mutually agreed by the Insurer and Triad. If, however, an Event of Default hereunder or under the Indenture, a Servicer Termination Event, a Trigger Event, a Spread Cap Event or an Insurance Agreement Repurchase Event has occurred and is continuing, the Insurer may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate.

            (h) Financial Reporting. Triad shall provide or cause to be provided to the Insurer the following:

            (i) Annual and Periodic Financial Statements; Other Reporting. Copies of the "Accountant's Report" required to be delivered pursuant to
      Section 4.11 of the Sale and Servicing Agreement and such notices, certificates, reports and other information delivered by Triad under the Transaction Documents, as and when required pursuant to such sections or agreements, and any other reporting or financial information required to be provided to the Insurer pursuant to the terms of the Transaction Documents, including, without limitation, financial projections, as and when required pursuant to such terms. Such statements will be provided no later than thirty (30) days following each fiscal quarter.

            (ii) Compliance Certificate. Together with the "Accountant's Report" required under Section 4.11 of the Sale and Servicing Agreement, a compliance certificate signed by its principal financial officer stating that to the best of such person's knowledge, (a) each Triad Party is in compliance with its obligations hereunder and under the other Transaction Documents, and (b) no Event of Default hereunder or under the Indenture or Servicer Termination Event exists and no event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default hereunder or under the Indenture or Servicer Termination Event or Trigger Event exists, or if an Event of Default hereunder or under the Indenture or Servicer Termination Event or other such event exists, stating the nature and status thereof (including all relevant financial and other information and amounts used in determining whether such Event of Default hereunder or under the Indenture or Servicer Termination Event or Trigger Event or other such event exists).

            (iii) S.E.C. Filings. Promptly after the filing thereof; copies of all registration statements and annual, quarterly or other regular reports which Triad or any subsidiary files with the Securities and Exchange Commission.

            (iv) Shareholders Statements and Reports. Promptly after the furnishing thereof to its shareholders, copies of all financial statements, reports and proxy statements so furnished.

            (v) Amendments to Servicing Policy and Procedure. Within ten (10) Business Days after the date of any material change or amendment to its Servicing Policy and Procedure, a true and complete copy of such change or amendment, and if requested by the Insurer, a copy of the Servicing Policy and Procedure then in effect. No such change or amendment shall become effective if the Insurer determines, in its sole discretion, that such change or amendment will have a Material Adverse Effect; provided that such change or amendment shall become effective and continue to be effective if the Insurer has not objected to such change or amendment within ten (10) Business Days of receipt of written notice thereof.

            (vi) Servicing Policy and Procedure. Within ninety (90) days after the end of each of its fiscal years, a true and complete copy of its Servicing Policy and Procedure then in effect.

            (i)   Public Debt Ratings. Promptly, but in any event within five
(5) Business Days after the date of any change in its public debt ratings, if any, a written certification of its public debt ratings after giving effect to such change.

            (j) Compliance with Securities Laws. It shall comply with the Securities Act and the Securities Exchange Act and the regulations thereunder so as to permit the completion of the offer and sale of the Class A Notes as contemplated by the Underwriting Agreement.

            (k) Disclosure Document. Each Offering Document delivered with respect to the Class A Notes shall clearly disclose that the insurance provided by the FSA Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

            (l) Other Information. It shall provide to the Insurer such other information (including non-financial information) in respect of the Receivables, the Other Conveyed Property or the other assets in the Trust Estate, as the case may be, the Transaction and the Transaction Documents and such other financial or operating information in respect of itself, the Depositor, the Issuer or any of their Affiliates, in each case, which the Insurer may from time to time reasonably request.

            Section 2.3 Negative Covenants of the Seller and Servicer. Triad hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

            (a) Impairment of Rights. It shall not take any action, or fail to take any action, if such action or failure to take action (x) is reasonably likely to have a Material Adverse Effect or (y) is reasonably likely to interfere with the enforcement of any rights of the Insurer under or with respect to any of the Transaction Documents. It shall give the Insurer written notice of any such action or failure to act promptly prior to the date of consummation of such action or failure to act. It shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

            (b) Amendments, Etc. It shall not modify, amend or waive, or consent to any modification or amendment of, any of the terms, provisions or conditions of the Transaction Documents to which it is a party without the prior written consent of the Insurer thereto.

            (c) Change in Processing Bank. Except as provided in a Blocked Account Agreement, it shall not permit a change in the Lockbox Account or any Processing Bank designated in a Blocked Account Agreement without the prior written consent of the Insurer, which consent shall not be unreasonably withheld; provided, however, that without limiting the foregoing, it shall be deemed reasonable for the Insurer to withhold its consent if the long term senior unsecured debt of any new Processing Bank is not rated at least "A" by S&P and "A2" by Moody's.

            Section 2.4 Representations and Warranties of the Insurer. The Insurer represents and warrants to the Indenture Trustee (on behalf of the Holders), the Issuer and each other Transaction Party as follows:

            (a) Organization and Licensing. The Insurer is a financial guaranty insurance corporation duly organized, validly existing and in good standing under the laws of the State of New York.

            (b) Corporate Power. The Insurer has the corporate power and authority to issue the FSA Policy and execute and deliver this Insurance Agreement and to perform all of its obligations hereunder and thereunder.

            (c) Authorization; Approvals. All proceedings legally required for the issuance of the FSA Policy and the execution, delivery and performance of this Insurance Agreement have been taken and all licenses, orders, consents or other authorizations or approvals of the Insurer's Board of Directors or stockholders or any governmental boards or bodies legally required for the enforceability of the FSA Policy have been obtained or are not material to the enforceability of the FSA Policy.

            (d) Enforceability. The FSA Policy, when issued, will constitute, and this Insurance Agreement constitutes, legal, valid and binding obligations of the Insurer, enforceable in accordance with their respective terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

            (e) No Conflict. The execution by the Insurer of this Insurance Agreement will not, and the satisfaction of the terms hereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Insurer, or any restriction contained in any contract, agreement or instrument to which the Insurer is a party or by which it is bound or constitute a default under any of the foregoing which would materially and adversely affect its ability to perform its obligations under the FSA Policy or this Insurance Agreement.

            (f) Accuracy of Information. The Insurer Information included in the Offering Document is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act. Within such limited scope of disclosure, however, as of the date of the Offering Document, the Insurer Information does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            Nothing in this Agreement shall be construed as a representation or warranty by the Insurer concerning the rating of its insurance financial strength by Moody's or its insurer financial strength by S&P or any other rating assigned by a rating agency. The Rating Agencies, in assigning such ratings, take into account facts and assumptions not described in the Offering Document and the facts and assumptions which are considered by the Rating Agencies, and the ratings issued thereby, are subject to change over time.

            Section 2.5 Representations and Warranties of the Depositor and the Issuer. Each of the Depositor and the Issuer hereby makes, to and for the benefit of the Insurer, each of the representations and warranties made by the Depositor or the Issuer, as the case may be, in the Transaction Documents to which it is a party, including Section 3.2 of the Purchase Agreement and Section
7.1 of the Sale and Servicing Agreement (in the case of the Depositor). Such representations and warranties are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 6.1 hereof. In addition, the Issuer represents and warrants as of the Closing Date as follows:

            (a) Accuracy of Information. The information or statements contained in the Transaction Documents furnished to the Insurer by it, as amended, supplemented or superseded on or prior to the date hereof, taken as a whole, does not, if restated at and as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary to make such information or statements not misleading in any material respect.

            (b) Compliance with Securities Laws. The Depositor will comply with the Securities Act and the Securities Exchange Act and the regulations thereunder so as to permit the completion of the offer and sale of the Class A Notes as contemplated by the Underwriting Agreement. The offer and sale of the Class A Notes by the Issuer will comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limiting the foregoing, the Offering Document (other than the Insurer

Information and the Underwriter Information) does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the offer nor the sale of the Class A Notes by the Issuer has been or will be in violation of the Securities Act or any other federal or state securities laws. The Depositor will satisfy all applicable information reporting requirements of the Securities Exchange Act arising out of the Transaction to which it or the Trust Estate are subject. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

            Section 2.6 Affirmative Covenants of the Depositor and the Issuer. Each of the Depositor and the Issuer hereby makes, to and for the benefit of the Insurer, all of the covenants of the Depositor or the Issuer, as the case may be, set forth in the Transaction Documents to which it is a party, including the covenants contained in Article IV of the Purchase Agreement and Section 7.2 of the Sale and Servicing Agreement (in the case of the Depositor) and in Article III of the Indenture (in the case of the Issuer). Such covenants are incorporated herein by this reference, and may not be amended except by an amendment complying with the terms of Section 6.1 hereof. In addition, each of the Depositor and the Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

            (a) Compliance with Agreements and Applicable Laws. It shall comply with the terms and conditions of and perform its obligations under the Transaction Documents to which it is a party and shall comply with any law, rule or regulation applicable to it, except where the failure to comply with any such law, rule or regulation is not reasonably likely to have a Material Adverse Effect.

            (b) Existence. It shall maintain its existence as a limited liability company or a statutory trust, as the case may be, under the laws of the State of Delaware and shall at all times continue to be duly formed and validly existing in good standing under the laws of the State of Delaware and duly qualified and duly authorized thereunder and shall conduct its business in accordance with the terms of its Charter Documents. The Issuer shall cause the Receivables Files to be located at such location as specified in Section 3.3(c) of the Sale and Servicing Agreement.

            (c) Access to Records; Discussions with Officers and Accountants. Upon reasonable prior written notice of the Insurer, at any time, it shall permit the Insurer or its authorized agents:

            (i)   to inspect its books and records;

            (ii) to discuss its affairs, finances and accounts with its principal executive officer and its principal financial officer; and

            (iii) to discuss its affairs, finances and accounts with its independent accountants, provided that one of its officers and an officer of Triad shall have the right to be present during such discussions.

            Such inspections and discussions shall be conducted during normal business hours at the cost and expense of Triad and shall not unreasonably disrupt the Depositor's or Issuer's business, as the case may be. Absent an Event of Default hereunder or under the Indenture, a Servicer Termination Event, a Trigger Event, a Spread Cap Event or an Insurance Agreement Repurchase Event, the Insurer shall not conduct such inspections or discussions more often than annually, unless otherwise mutually agreed by the Insurer and Triad. If, however, an Event of Default hereunder or under the Indenture, a Servicer Termination Event, a Trigger Event, a Spread Cap Event or an Insurance Agreement Repurchase Event has occurred and is continuing, the Insurer may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate. Without limiting the foregoing, upon the occurrence of an Event of Default hereunder or under the Indenture, a Servicer Termination Event, a Trigger Event, a Spread Cap Event or an Insurance Agreement Repurchase Event, the Depositor and the Issuer shall make their respective principal officers available to discuss the Transaction with representatives of the Insurer within 15 days of receipt by the Depositor and the Issuer, as the case may be, of such a request from the Insurer.

            (d) Notice of Material Events. It shall be obligated promptly (and, with respect to item (ii) below, in any event not later than two (2) Business Days, and with respect to all other items below, not later than five
(5) Business Days) following receipt of actual knowledge by a Responsible Officer thereof to inform the Insurer in writing of the occurrence of any of the following:

            (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation, or disciplinary proceeding by or against it that would be reasonably likely to have a Material Adverse Effect or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding that would be reasonably likely to have a Material Adverse Effect;

            (ii) the occurrence of an Event of Default hereunder, a Default or Event of Default under the Indenture, a Servicer Termination Event, a Trigger Event or a Spread Cap Event;

            (iii) the commencement of any Insolvency Proceeding against any Transaction Party; and

            (iv) the receipt of written notice that (a) any license, permit, charter, registration or approval necessary for the conduct of its business is to be, or may be, suspended or revoked and such suspension or revocation would be reasonably likely to have a Material Adverse Effect or
      (b) it is to cease and desist any practice, procedure or policy employed by it in the conduct of its business, and such cessation would be reasonably likely to have a Material Adverse Effect.

            (e) It shall give the Insurer not less than thirty (30) days' prior written notice of any proposed change in its name, principal place of business or jurisdiction of organization.

            (f) Field Examination by Independent Public Accountants. Upon reasonable prior written notice of the Insurer at any time, it shall permit independent public accountants designated by the Insurer, from time to time to conduct a field examination(s), and in connection therewith shall permit such independent public accountants, without limitation:

            (i)   to inspect its books and records;

            (ii) to discuss its affairs, finances and accounts with its principal executive officer and its principal financial officer; and

            (iii) to discuss its affairs, finances and accounts with its independent accountants; provided that one of its officers and an officer of the Depositor or the Issuer, as the case may be, and one officer of Triad (if Triad is then the Servicer) shall have the right to be present during such discussions.

            Such inspections and discussions shall be conducted during normal business hours at the cost and expense of Triad and shall not unreasonably disrupt the business of the Depositor or the Issuer, as the case may be. Absent an Event of Default hereunder or under the Indenture, a Servicer Termination Event, a Trigger Event, a Spread Cap Event or an Insurance Agreement Repurchase Event, the Insurer shall not conduct field examinations more often than annually, unless otherwise mutually agreed by the Insurer and Triad. If, however, an Event of Default hereunder or under the Indenture, a Servicer Termination Event, a Trigger Event, a Spread Cap Event or an Insurance Agreement Repurchase Event has occurred and is continuing, the Insurer may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate.

            (g) Maintenance of Licenses. It shall maintain all licenses, permits, charters and registrations, except for licenses, permits, charters and registrations the failure of which to maintain is not reasonably likely to have a Material Adverse Effect.

            (h) Financial Reporting. It shall provide or cause to be provided to the Insurer, as soon as practicable and in any event within 90 days after the end of each of its fiscal years, an annual balance sheet as at the end of such fiscal year and the notes thereto, and the related statements of income and cash flows and the respective notes thereto for such fiscal year, certified by its principal financial officer.

            (i) Financial Statements. Its financial statements and books and records will reflect its separate existence and will present fairly its financial position.

            (j) Other Information. It shall provide to the Insurer such other information (including non-financial information) in respect of the Receivables, the Other Conveyed Property or the other assets in the Trust Estate, as the case may be, the Transaction and the Transaction Documents and such other financial or operating information in respect of itself and the Receivables which the Insurer may from time to time reasonably request.

            (k)   Operation. It shall:

      (i) manage its day-to-day business without the involvement of any other Transaction Party except as required or permitted by the Transaction Documents or in connection with certain administrative services provided to the Depositor by the Seller;

      (ii) act solely in its own name in the conduct of its business, including business correspondence and other communications, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned;

      (iii) ensure that, to the extent that it shares the same officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

      (iv) ensure that, to the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in doing so shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that it contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the other Transaction Parties and its Affiliates shall only be on an arm's-length basis;

      (v) require that all of its full-time employees identify themselves as such and not as employees of Triad or any other Triad Party (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as its employees); and

      (vi) compensate all employees, consultants and agents directly, from its bank accounts, for services provided to it by such employees, consultants and agents, and, to the extent any of its employees, consultants or agents is also an employee, consultant or agent of Triad (or any Affiliate thereof), allocate the compensation of such employee, consultant or agent between itself and Triad (or any Affiliate thereof) on a basis which reflects the services rendered to itself and Triad (or such Affiliate thereof).

      (l)   Special Purpose Entity. In addition, the Depositor shall:

      (i) ensure that its capital is adequate for the business and undertakings of the Depositor;

      (ii) other than activities in connection with the Transaction, be restricted from undertaking any activities other than purchasing automobile loans receivables and transferring the proceeds to other special-purpose entities in connection with the issuance of other asset-backed securities;

            (iii) have at least one director, manager or member that is a person who is not, and will not be, a director, officer, employee or holder of any equity securities of Triad or any of its affiliates or subsidiaries;

            (iv) not commingle its funds and assets with the funds of any other person; and

            (v) maintain (A) correct and complete minute books and records of account, and (B) minutes of the meetings and other proceedings of its board of managers, as provided in its limited liability company agreement.

            Section 2.7 Negative Covenants of the Depositor and the Issuer. Each of the Depositor and the Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

            (a) Impairment of Rights. It shall not take any action, or fail to take any action, if such action or failure to take action (x) is reasonably likely to have a Material Adverse Effect or (y) is reasonably likely to interfere with the enforcement of any rights of the Insurer under or with respect to any of the Transaction Documents. It shall give the Insurer written notice of any such action or failure to act promptly prior to the date of consummation of such action or failure to act. It shall furnish to the Insurer all information requested by the Insurer that is reasonably necessary to determine compliance with this paragraph.

            (b) Amendments, Etc. It shall not modify, amend or waive, or consent to any modification, amendment or waiver of, any of the terms, provisions or conditions of the Transaction Documents to which it is a party, or any of its Charter Documents without the prior written consent of the Insurer.

            (c) Limitation on Mergers, Etc. It shall not consolidate with or merge with or into any Person or liquidate or dissolve, or transfer all or substantially all of its assets to any Person except, in the case of the Issuer, by way of the grant of a lien to the Indenture Trustee pursuant to the Transaction Documents, or, except as expressly permitted by the Transaction Documents, transfer any of its assets to any Person.

            (d)   Certain Other Limitations. It shall

            (i) not be named as an insured on the insurance policy held by another Triad Party or covering the property of any other Triad Party, except to the extent it shall bear its allocable share of the expense thereof, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with property not owned by the Issuer or the Depositor, as the case may be, proceeds are paid to it.

            (ii) be restricted from undertaking activities in connection with the issuance of the Class A Notes other than activities as set forth in its Charter Documents;

            (iii) not be involved in the day-to-day management of any of the other Triad Parties except as required by or permitted by the Transaction Documents or in connection with certain administrative services provided to the Depositor by the Seller;

            (iv) not incur, assume or guarantee any indebtedness except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Class A Notes, or as otherwise expressly permitted by the Insurer or the Transaction Documents;

            (v) not commingle its deposit accounts (and funds therein) or other assets with the deposit accounts (and funds therein) or other assets of any other entity;

            (vi)  not act as an agent of any other Triad Party; and

            (vii) not form, or cause to be formed, any subsidiaries; provided that the Depositor may form other special purpose entities in connection with the issuance of other asset-backed securities to the extent the Insurer acts as an insurer in connection with such transactions.

                                   ARTICLE III

                          THE FSA POLICY; REIMBURSEMENT

            Section 3.1 Issuance of the FSA Policy. The Insurer agrees to issue the FSA Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

            (a) Payment of Expenses. The applicable parties shall have been paid their related fees and expenses payable in accordance with Sections 3.2(a) and (b);

            (b) Receipt of Certain Documents. The Insurer shall have received a complete copy of the Servicing Policy and Procedures then in effect certified by the principal financial officer of Triad;

            (c) Representations and Warranties; Certificate. The representations and warranties of the Triad Parties set forth or incorporated by reference in this Insurance Agreement and the representations and warranties set forth by the Indenture Trustee in the Indenture are true and correct on and as of the Closing Date as if made on the Closing Date, and the Insurer has received a certificate of appropriate officers of the related Triad Party to that effect;

            (d) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, is pending or, to any Transaction Party's knowledge, threatened before any court, governmental or administrative agency or arbitrator in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction;

            (e) Legality. No statute, rule, regulation or order has been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction illegal or otherwise prevent the consummation thereof,

            (f) No Event of Default. No Event of Default hereunder, Default or Event of Default under the Indenture, Trigger Event, Servicer Termination Event, Spread Cap Event or Insurance Agreement Repurchase Event has occurred;

            (g) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriters' obligation to offer and sell the Class A Notes have been fulfilled to the satisfaction of the Insurer, with such satisfaction deemed to have occurred upon issuance of the FSA Policy. The Insurer has received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Underwriters pursuant to the Underwriting Agreement;

            (h) Issuance of Ratings. The Insurer has received confirmation that the Class A-1 Notes will be rated in the highest short-term rating category by at least two nationally recognized statistical rating agencies, that the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be rated in the highest long-term rating category by at least two nationally recognized statistical rating agencies and that, without the benefit of the FSA Policy, the Class A Notes will have a shadow rating of at least "BBB-" from S&P and "Baa3" from Moody's;

            (i) Approvals, Etc. The Insurer has received true and correct copies of all approvals, licenses and consents, if any, required in connection with the Transaction;

            (j) Fee Letter. The Insurer, the Indenture Trustee and the Issuer have executed the Fee Letter;

            (k) Certified Copies. The Insurer has received a fully executed copy of each Transaction Document;

            (l) Opinions. The Insurer has received opinions of counsel to the Issuer and Triad concerning the perfection of the Indenture Trustee's security interest in the Trust Estate and other matters under the laws of the United States, and has received copies of any opinions delivered to the Rating Agencies, the Noteholders and the Indenture Trustee, in each case addressed to, and in form and substance satisfactory to, the Insurer;

            (m) Satisfactory Documentation. The Insurer and its counsel have determined that all documents, the Class A Notes and opinions to be delivered in connection with the Class A Notes conform to the terms of the Indenture, the Offering Document, the Underwriting Agreement, the Sale and Servicing Agreement, the Purchase Agreement and this Insurance Agreement; and

            (n) Additional Items. The Insurer has received such other documents, instruments, approvals or opinions in form and substance reasonably satisfactory to the Insurer as are reasonably requested by the Insurer, including evidence reasonably satisfactory to the Insurer that the conditions precedent, if any, in the Transaction Documents have been satisfied.

            Section 3.2 Payment of Fees and Premium.

            (a) Legal and Accounting Fees. Triad shall pay or cause to be paid on the Closing Date all reasonable legal fees, auditors' fees and disbursements incurred by the Insurer in connection with the issuance of the FSA Policy and the Transaction Documents through the Closing Date. Additional fees of the Insurer's counsel or auditors payable in connection with the Transaction Documents incurred after the Closing Date shall be paid by Triad as provided in
Section 3.3 below.

            (b) Rating Agency Fees. Triad shall promptly pay the initial fees of the Rating Agencies with respect to the Class A Notes and the transactions contemplated hereby following receipt of a statement with respect thereto, and shall pay or cause to be paid any subsequent fees of the Rating Agencies with respect to, and directly allocable to, the Class A Notes. The Insurer shall not be responsible for any fees or expenses of the Rating Agencies. The fees for any other rating agency shall be paid by the party requesting such other rating agency's rating.

            (c) Premium. In consideration of the issuance by the Insurer of the FSA Policy, the Issuer shall pay or cause to be paid the Premiums to the Insurer as set forth in the Fee Letter in accordance with the Indenture and this Insurance Agreement and from the funds specified by Section 5.7 of the Sale and Servicing Agreement, commencing on the day the FSA Policy is issued, until the FSA Policy has been terminated in accordance with its terms. The Premium paid pursuant to the Indenture and the Sale and Servicing Agreement shall be nonrefundable without regard to whether any notice required in the FSA Policy is delivered to the Insurer requiring the Insurer to make any payment under the FSA Policy or any other circumstances relating to the Class A Notes or provision being made for payment of the Class A Notes prior to maturity.

            Section 3.3 Reimbursement Obligation. (a) The Issuer agrees absolutely and unconditionally to reimburse the Insurer for any amounts paid by the Insurer under the FSA Policy, plus the amount of any other due and payable and unpaid Reimbursement Amounts, which reimbursement shall be due and payable, on the date that any such amount is paid thereunder in an amount equal to the amounts so paid and all amounts previously paid that remain unreimbursed, together (without duplication) with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

            (b) Each of the Issuer and Triad agrees, jointly and severally, to pay to the Insurer, promptly, but in no event later than 30 days after demand thereof, as follows: any and all charges, fees, costs and expenses, including reasonable attorneys' and accountants' fees and expenses, that the Insurer may pay or incur in connection with the Transaction Documents, including (i) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, defending, monitoring or participating in any litigation or proceeding (including any insolvency proceeding in respect of any Triad Party or any Affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents (in its capacity as such a party) or the Transaction, the costs and fees of inspections by the Insurer or audits or field examinations by accountants and the ongoing administration of the Transaction pursuant to the Transaction Documents, or (ii) any amendment, waiver or other similar action with respect to, or related to, any Transaction Document, whether or not executed or completed.

            (c) Each of the Issuer and Triad agrees, jointly and severally, to pay to the party to whom such amounts are owed on demand interest at the Late Payment Rate on any and all amounts described in Sections 3.3(b) and 3.4 after the date such amounts become due and payable until payment thereof in full.

            (d) The Insurer acknowledges that any amounts payable by the Issuer pursuant to Sections 3.3(a), 3.3(b), 3.3(c) or 3.4(b) herein, are payable solely from amounts that are available to make such payments pursuant to clause FOURTH of Section 5.6(a) of the Indenture and Sections 5.7(a)(vi),(vii) or (x) of the Sale and Servicing Agreement, as applicable.

            Section 3.4 Indemnification. (a) In addition to any and all of the Insurer's rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, each of Triad and the Depositor agrees, jointly and severally, to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

            (i) any statement, omission or action (other than of the Insurer with respect to the Insurer Information, or of the Underwriters with respect to the Underwriter Information) in connection with the offering, issuance, sale or delivery of any of the Class A Notes;

            (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of any Triad Party in connection with the Transaction;

            (iii) the violation by any Triad Party of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to them;

            (iv) the breach by any Triad Party of any representation, warranty or covenant under any of the Transaction Documents (without giving effect to any materiality qualifier or limitation therein);

            (v) the occurrence, in respect of Triad's duties as the Servicer, under any of the Transaction Documents of any Servicer Termination Event or any event which, with the giving of notice or the lapse of time or both, would constitute any Servicer Termination Event; or

            (vi) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or omission in the Offering Document in the information with respect to (x) the Insurer Information and (y) the Underwriter Information.

            (b) In addition to any and all of the Insurer's rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, the Issuer agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents, including by reason of:

            (i) any statement, omission or action (other than of the Insurer with respect to the Insurer Information, or of the Underwriter with respect to the Underwriter Information) in connection with the offering, issuance, sale or delivery of any of the Class A Notes;

            (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of any Transaction Party in connection with the Transaction;

            (iii) the violation by any Transaction Party of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to them;

            (iv) the breach by any Transaction Party of any representation, warranty or covenant under any of the Transaction Documents (without giving effect to any materiality qualifier or limitation therein); or

            (v) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or omission in the Offering Document in the information with respect to (x) the Insurer Information and (y) the Underwriter Information.

            (c) The Insurer agrees to pay, and to protect, indemnify and save harmless each of Triad, the Depositor and the Issuer, and their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls Triad, the Depositor and the Issuer, within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement or alleged untrue statement of a material fact contained in the Insurer Information in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (each, an "Indemnified Party") in respect of which the indemnity provided in Section 3.4(a), (b) or (c) may be sought from Triad, the Depositor, the Issuer or the Insurer, as the case may be (the "Indemnifying Party"), each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses and legal fees; provided that failure to notify the Indemnifying Party shall not relieve it from any liability it may have to such Indemnified Party except to the extent that it shall be actually prejudiced thereby. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party and may assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnifying Party; provided, however, that the fees and expenses of separate counsel to the Indemnified Party in any such proceeding shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding or employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding within a reasonable time after the commencement of such action or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection
(d), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

            (e) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand. The relative fault of each Indemnifying Party, on the one hand, and each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach or alleged breach is within the control of the Indemnifying Party or the Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such breach. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            Section 3.5 Payment Procedure. In the event of any payment by the Insurer for which reimbursement is sought under Section 3.3, the Issuer, Triad and the Indenture Trustee agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability, if any, described in Section 3.3 therefor to the Insurer; provided, that with respect to claims for reimbursement of amounts other than amounts paid by the Insurer under the FSA Policy and any interest thereon made to Triad under
Section 3.3(b), the Insurer will also provide appropriate supporting documents to Triad for such claims. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer (to such account as shall be specified by the Insurer in writing) by no later than 3:00 p.m. (New York time) on the date when due in lawful currency of the United States of America in immediately available funds or as the Insurer shall otherwise direct by written notice to the party making such payment. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.

            Section 3.6 Subrogation. The parties hereto acknowledge that, to the extent of any payment made by the Insurer pursuant to the FSA Policy, the Insurer shall be fully subrogated to the extent of such payment and any interest due thereon, to the rights of the Noteholders to any moneys paid or payable in respect of the Class A Notes under the Transaction Documents or otherwise subject to applicable law. The parties hereto agree to such subrogation and further agree to execute such instruments and to take such actions as, in the sole and reasonable judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any such moneys paid or payable in respect of the Class A Notes, under the Transaction Documents or otherwise.

                                   ARTICLE IV

                               FURTHER AGREEMENTS

            Section 4.1 Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the FSA Policy and such policy has been surrendered to the Insurer for cancellation and (b) such time as all amounts payable to the Insurer by the Triad Parties hereunder or under the Transaction Documents and the Class A Notes have been irrevocably paid and redeemed in full and such Class A Notes have been cancelled; provided, however, that the provisions of Sections 3.2, 3.3 and 3.4 hereof shall survive any termination of this Insurance Agreement.

            Section 4.2 Further Assurances and Corrective Instruments. (a) Unless an Insurer Event of Default has occurred and is continuing, or except as the Indenture otherwise provides, none of the Indenture Trustee and none of the other Transaction Parties shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer and any such waiver without prior written consent of the Insurer shall be null and void and of no force or effect.

            (b) Each of the parties hereto agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments and agreements and take such further actions as the Insurer may reasonably request and as may be required in the Insurer's reasonable judgment to effectuate the intent and purpose of this Insurance Agreement and the other Transaction Documents. Without limiting the foregoing, to the extent such authorization shall be required by law, each Triad Party hereby authorizes the Indenture Trustee and the Insurer, at the expense of the Issuer, in the event the Issuer has failed to do so upon request (provided that no such request shall be required if there exists any Insolvency Proceeding), to execute and file financing statements covering the assets covered by any purchase or transfer pursuant to the Transaction Documents or owned by the Issuer in such jurisdictions as may be required to confirm title thereto and perfect and maintain the lien thereon. In addition, each of the parties hereto agrees to cooperate with the Rating Agencies in connection with any review of the Transaction conducted during normal business hours and in a manner that does not unreasonably disrupt the business of the Transaction Parties, that may be undertaken by the Rating Agencies after the date hereof upon prior written notice.

            (c) None of the Transaction Parties shall cause or permit the Issuer to issue any notes or other evidences of indebtedness, or to otherwise incur any indebtedness, other than the indebtedness represented by the Class A Notes or other indebtedness expressly permitted under the Transaction Documents.

            (d) Each Transaction Party shall concurrently provide the Insurer, as and when delivery thereof is required to be made pursuant to the Transaction Documents, with copies of all reports, notices, requests and demands delivered or required to be delivered by it pursuant to the Transaction Documents.

            Section 4.3 Obligations Absolute. (a) The obligations of the Transaction Parties hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement and the other Transaction Documents under all circumstances irrespective of:

            (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Transaction Documents or the Class A Notes;

            (ii)  any exchange or release of any other obligations hereunder;

            (iii) the existence of any claim, setoff, defense, reduction, abatement or other right that a Transaction Party which is a party to any of the Transaction Documents may have at any time against the Insurer or any other Person;

            (iv) any document presented in connection with the FSA Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) any payment by the Insurer under the FSA Policy against presentation of a certificate or other document that does not strictly comply with the terms of the FSA Policy;

            (vi) any failure of the Transaction Parties to receive the proceeds from the sale of the Class A Notes;

            (vii) any Insolvency Event with respect to any Transaction Party;
      and

            (viii) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, such party in respect of any Transaction Document.

            (b) The Transaction Parties and any and all others who are now or may become liable for all or any part of the obligations of the Transaction Parties under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, all defenses, other than payment, and all rights of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to any of the Transaction Parties; (v) agree that their liabilities hereunder shall be unconditional and without regard to any setoff, counterclaim or the liability of any other Persons for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

            (c) Nothing herein shall be construed as prohibiting any party hereto from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.

            Section 4.4 Assignments; Reinsurance; Third-Party Rights. (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Transaction Parties may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignments made in violation of this Insurance Agreement shall be null and void.

            (b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the FSA Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the FSA Policy, and provided, further, that any reinsurer or participant will not have any rights against the Transaction Parties or the Holders and that none of the Transaction Parties or the Holders shall have any obligation to have any communication or relationship with any reinsurer or participant in order to enforce the obligations of the Insurer hereunder and under the FSA Policy.

            (c) The Insurer shall be entitled to assign or pledge to any bank, other lender or reinsurer providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith, any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer or in which the Insurer has a security interest, in connection with the Transaction, subject in each case to the liens granted pursuant to the Transaction Documents; provided that no such bank or other lender shall thereby obtain any direct right against Transaction Parties or the Holders, and further, provided; that no such assignment or pledge shall give any assignee the right to exercise any discretionary authority that the Transaction Documents provide shall be exercisable by the Insurer or relieve the Insurer of any of its obligations hereunder or under the FSA Policy.

            (d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person not a party hereto, including any Holders, other than the rights of the Insurer against the Transaction Parties and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee nor any Holders shall have any right to payment from any Premiums paid or payable hereunder or under the Indenture or from any amounts paid by the Issuer or Triad pursuant to Sections 3.2, 3.3 or 3.4 hereof.

            Section 4.5 Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the FSA Policy by the Indenture Trustee or any other party or for any acts or omissions of the Indenture

Trustee or any other party in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the FSA Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

            Section 4.6 [Reserved].

            Section 4.7 Rights and Remedies. Each party to this Insurance Agreement has acknowledged and agreed to, and hereby confirms its acknowledgement and agreement to, the sale and assignment by the Seller to the Depositor, by the Depositor to the Issuer, and the pledge by the Issuer to the Indenture Trustee, of all of its right, title and interest in, to and under the Trust Estate, and the Transaction Documents and all of the Issuer's rights, remedies, powers and privileges and all claims of the Issuer or the Depositor, as the case may be, against the Seller, of the Issuer against the Depositor and of the Issuer against the Depositor or the Seller, under or with respect to the Transaction Documents (whether arising pursuant to the terms thereof or otherwise available at law or in equity), including without limitation (whether or not any of a Default or Event of Default under the Indenture, an Event of Default hereunder, a Servicer Termination Event, a Trigger Event or a Spread Cap Event has occurred and is continuing) (i) the right of the Issuer at any time to enforce the Transaction Documents against the Servicer, the Depositor or the Seller and the obligations of the Servicer, the Seller and the Depositor thereunder and (ii) the right at any time to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to any Transaction Document or the obligations in respect of the Issuer, the Servicer, the Depositor or the Seller thereunder, all of which rights, remedies, powers, privileges and claims may, notwithstanding any provision to the contrary by any of the Transaction Documents, be exercised and/or enforced by the Indenture Trustee in lieu of and in the place and stead of the Depositor and the Issuer to the same extent as the Depositor or the Issuer would otherwise do, and except to the extent a Transaction Document provides that the Insurer shall not have such a right upon an Insurer Default that has occurred and is continuing, neither the Depositor nor the Issuer may exercise any of the foregoing rights without the prior written consent of the Insurer. Each party hereto further acknowledges and agrees that, unless an Insurer Default has occurred and is continuing, the Indenture Trustee will take or refrain from taking any action, and exercise or refrain from exercising any rights under the Transaction Documents in its capacity as Indenture Trustee pursuant to the written direction of the Insurer; provided, however, that the obligations of the Indenture Trustee to take or refrain from taking, or to exercise or refrain from exercising, any such action or rights shall not apply to routine administrative tasks required to be performed by the Indenture Trustee pursuant to the Transaction Documents and shall be limited to those actions and rights that can be exercised or taken (or not exercised or taken, as the case may be) in full compliance with the provisions of the Transaction Documents and with applicable law.

                                    ARTICLE V

                              DEFAULTS AND REMEDIES

            Section 5.1 Defaults. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

            (a) Any representation or warranty made by any of the Transaction Parties hereunder or under the Transaction Documents, or in any certificate furnished hereunder or under the Transaction Documents, prove to be untrue or misleading in any material respect; provided, however, that if such Transaction Party effectively cures any such defect in any representation or warranty under any Transaction Document or certificate or report furnished under any Transaction Document, within the time period specified in the related Transaction Document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default;

            (b) (i) Any Transaction Party fails to pay or deposit when due any amount required to be paid or deposited by it hereunder or under any other Transaction Document and such failure has continued for a period of at least two
(2) Business Days or, if so specified in the applicable Transaction Document, the applicable grace period set forth therein, or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction finds or rules that this Insurance Agreement or any other Transaction Document is not valid and binding on the Transaction Parties hereto or thereto;

            (c) The occurrence and continuance of an Event of Default under the Indenture or Servicer Termination Event under the Sale and Servicing Agreement;

            (d) Any failure on the part of any Transaction Party duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Transaction Party contained in this Insurance Agreement or in any other Transaction Document which continues unremedied beyond any cure period provided therein, or, in the case of this Insurance Agreement, for a period of 30 days after the earlier of the date on which written notice of such failure, requiring the same to be remedied, has been given to Triad by the Insurer (with a copy to the Indenture Trustee) or by the Indenture Trustee (with a copy to the Insurer), or a Responsible Officer of such Transaction Party has actual knowledge thereof;

            (e) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for appointment of a conservator, receiver or liquidator or similar official for any Transaction Party which is a party to any Transaction Document in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

            (f) The consent by any Transaction Party to the appointment of a conservator or receiver or liquidator or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to such Transaction

Party or relating to all or substantially all of its respective property; or any such Transaction Party admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations.

            Section 5.2 Remedies; No Remedy Exclusive. (a) Upon the occurrence of an Event of Default hereunder, the Insurer may take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due under this Insurance Agreement or any other Transaction Document or to enforce performance and observance of any obligation, agreement or covenant of the Transaction Parties under this Insurance Agreement or any other Transaction Document, either in its own capacity or as Controlling Party.

            (b) Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement or any other Transaction Document, or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement or any other Transaction Document upon the happening of any event set forth in Section 5.1 shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.

            (c) Each party to this Insurance Agreement hereby agrees that, in addition to any other rights or remedies existing in its favor, it shall be entitled to specific performance and/or injunctive relief in order to enforce any of its rights or any obligation owed to it under the Transaction Documents.

            Section 5.3 Waivers. (a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

            (b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to Triad and the Indenture Trustee. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 6.1 Amendments, Etc. This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto. No consent of any reinsurer or participant contracted with by the Insurer pursuant to Section 4.4(b) hereof shall be required hereunder for any amendment, modification, supplement or termination hereof. Triad agrees to provide a copy of any amendment to this Insurance Agreement promptly to the Rating Agencies. No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof. Unless an Insurer Event of Default has occurred and is continuing, the other Transaction Documents may be amended, modified or supplemented only with the prior written consent of the Insurer and any amendment, modification or supplement without such consent shall be null and void and of no force and effect.

            Section 6.2 Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be (i) mailed by prepaid registered or certified mail, return receipt requested, or (ii) personally delivered by messenger or overnight courier (with confirmation of receipt) and in either case telecopied to the recipient as follows:

            (a)   To the Insurer:

                  Financial Security Assurance Inc.
                  31 West 52nd Street
                  New York, New York 10019
                  Attention: Managing Director - Transaction Oversight
                  Re: Triad Automobile Receivables Trust 2005-B
                  Policy No.: 51664-N
                  Telecopy No.: (212) 339-3518
                  Confirmation: (212) 826-0100

                  (in each case in which notice or other communication to the Insurer refers to a Servicer Termination Event, an Event of Default hereunder, a Default or Event of Default under the Indenture, a Trigger Event or a Spread Cap Event, a claim on the FSA Policy or any event with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall also be sent to the attention of the general counsel of each of the Insurer and the Indenture Trustee and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

      (b)   To Triad:

            Triad Financial Corporation
            7711 Center Avenue, Suite 100
            Huntington Beach, CA 92647
            Attention: Mike L. Wilhelms, Chief Financial Officer
            Telephone: 714-373-3800, extension 22284
            Facsimile: 714-894-8617
            with a copy to the attention of:  Timothy O'Connor, General Counsel
                                              Telecopy No.: 714-934-6062

      (c)   To the Issuer:

            Triad Automobile Receivables Trust 2005-B
            in care of:                       Wilmington Trust Company, as Owner
                                              Trustee
                                              Rodney Square North
                                              1100 North Market Street
                                              Wilmington, DE 19890
                                              Attention: Corporate Trust
                                                         Administration
                                              Telephone: (302) 651-1000
                                              Facsimile: (302) 636-4140

            with a copy to the attention of:  Triad Financial Corporation
                                              7711 Center Avenue, Suite 100
                                              Huntington Beach, CA 92647
                                              Attention: Timothy O'Connor
                                                         General Counsel
                                              Telecopy No.: 714-934-6062

      (d)   To the Indenture Trustee:

            JPMorgan Chase Bank, N.A.
            4 New York Plaza
            6th Floor
            New York, NY 10004
            Attention: Worldwide Securities Services - Triad
            Triad 2005-B
            Phone: (212) 623-5600
            Facsimile: (212) 623-5933

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

      Section 6.3 Severability. In the event that any provision of this Insurance Agreement is held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

            Section 6.4 Governing Law. This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws provisions.

            Section 6.5 Consent to Jurisdiction. (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES AGREE THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

            (b) To the extent permitted by applicable law, the parties shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

            (c) Service on any party hereto may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to such party at its address listed in Section 6.2 herein. Such address may be changed by the applicable party or parties by written notice to each of the other parties hereto.

            (d) Nothing contained in this Insurance Agreement shall limit or affect any party's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any other party or its properties in the courts of any jurisdiction.

            Section 6.6 Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in writing and in its sole discretion except to the extent such consent of the Insurer pursuant to the terms of the applicable Transaction Document may not be unreasonably withheld, and without any implied duty towards any other Person.

            Section 6.7 Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

            Section 6.8 Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

            Section 6.9 Trial by Jury Waived. Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and
(b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

            Section 6.10 Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of the Insurer or any other party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents (including the Class A Notes and the FSA Policy), it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

            Section 6.11 Entire Agreement: Facsimile Signatures. This Insurance Agreement, the Fee Letter and the FSA Policy set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede and replace any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter. Execution and delivery of this Insurance Agreement by facsimile signature shall constitute execution and delivery of this Insurance Agreement for all purposes hereof with the same force and effect as execution and delivery of a manually signed copy hereof.

            Section 6.12 Indenture Trustee. The Indenture Trustee hereby acknowledges and agrees to perform all its obligations and duties pursuant to the Transaction Documents to which it is a party.

            Section 6.13 Third-Party Beneficiary. Each of the parties hereto agrees that the Insurer shall have all rights of an intended third-party beneficiary in respect of each of the Transaction Documents, including, subject to the provisions of the Transaction Documents, the right to enforce the respective obligations of the parties thereunder.

            Section 6.14 No Proceedings. Each of the parties hereto agrees that it will not institute against the Issuer or the Depositor any involuntary proceeding or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law until the date which is one year and one day or, if longer, the then applicable preference period plus one day, since the last day on which any Class A Notes shall have been outstanding and all amounts payable to the Insurer hereunder shall have been paid in full.

            Section 6.15 Limitation of Owner Trustee Liability. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement for Triad Automobile Receivables Trust 2005-B, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer,
(c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

                                FINANCIAL SECURITY ASSURANCE
                                   INC., as Insurer

                                By: /s/ Ravi R. Gandhi
                                    ------------------------------------------
                                    Name:
                                    Title:

                                TRIAD AUTOMOBILE RECEIVABLES
                                   TRUST 2005-B,
                                   as Issuer

                                By: WILMINGTON TRUST COMPANY,
                                    not in its individual capacity,
                                    but solely as Owner Trustee

                                By: /s/ Christopher J. Monigle
                                    ------------------------------------------
                                    Name: Christopher J. Monigle
                                    Title: Assistant Vice President

                                TRIAD FINANCIAL SPECIAL PURPOSE
                                   LLC, as Depositor

                                By: /s/ Mike L. Wilhelms
                                    ------------------------------------------
                                    Name: Mike L. Wilhelms
                                    Title: Chief Financial Officer

                                TRIAD FINANCIAL CORPORATION,
                                   as Seller and Servicer

                                By: /s/ Mike L. Wilhelms
                                    ------------------------------------------
                                    Name: Mike L. Wilhelms
                                    Title: Senior Vice President and Chief
                                    Financial Officer

                                JPMORGAN CHASE BANK, N.A.
                                    not in its individual capacity, but solely as Indenture Trustee

                                By: /s/ Michael A. Smith
                                    ------------------------------------------
                                    Name: Michael A. Smith
                                    Title: Vice President